CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266029 on Form S-6 of our report dated August 9, 2022, relating to the financial statement of FT 10253, comprising ETF Growth and Income Aug. '22 (ETF Growth and Income Portfolio, August 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 9, 2022